CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-6 of our report dated February 7, 2002, relating to the consolidated financial statements of Business Men's Assurance Company of America and our report dated February 22, 2002, relating to the financial statements of BMA Variable Life Account A, which appear in such Registration Statement and the related Prospectus. We also consent to the reference to us under the heading "Experts" in such Registration Statement and the related Prospectus.


/s/PricewaterhouseCoopers LLP

Kansas City, Missouri
April 22, 2002



                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts," and to the use of our report dated February 3, 2000, with respect to the consolidated financial statements of Business Men's Assurance Company of America for the year ended December 31, 1999 and our report dated February 3, 2000 with respect to the financial statements of BMA Variable Life Account A for the year ended December 31, 1999, included in the Post-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (Form S-6 No. 333-46538) and the related Prospectus.


                                                      /s/Ernst & Young LLP

Kansas City, Missouri
April 26, 2002